UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):         November 28, 1999


                         APPLIED DIGITAL SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Missouri
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                 (State or other jurisdiction of incorporation)

                                    000-26020
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                            (Commission File Number)

                                   43-1641533
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                        (IRS Employer Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:       561-366-4800



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Item 2.  Acquisition or Disposition of Assets.

     On November 28, 1999 our Canadian subsidiary, TigerTel, Inc., entered into a letter agreement (the "Agreement") with AT&T Canada Corp., a Canadian corporation, pursuant to which AT&T Canada has agreed, subject to the satisfaction of certain conditions, to make an all cash take-over bid for 100 percent of TigerTel's common shares at a price of CDN$9.25 per share. AT&T Canada also entered into an agreement with us, as controlling shareholder of TigerTel, to acquire, under an irrevocable lock-up agreement, our 4,942,284 common shares of TigerTel, representing approximately 65 percent of the outstanding common shares of TigerTel on a fully diluted basis. If the Agreement is consummated, we will receive CDN$45,716,127 for our shares of TigerTel.

     The offer is subject to a number of conditions customary for a transaction of this type and certain additional conditions that are required to be satisfied prior to the payment for the common shares tendered to AT&T Canada. These conditions include, but are not limited to, at least 90 percent of the outstanding common shares of TigerTel being tendered to the bid, receipt of Competition Act approval in Canada, approval of a special resolution of the holders of exchangeable shares of TigerTel's subsidiary, TigerTel Services Limited, to amend the terms of such shares providing for their early redemption, and the sale by TigerTel Services Limited to us of its direct and indirect interest in Consolidated Technologies Holdings Inc. and its subsidiaries.

         In the event of the termination of the Agreement, under certain circumstances, AT&T Canada would be entitled to a termination fee of approximately CDN$3.5 million. These circumstances include TigerTel's board withdrawing or modifying its approval of the transaction or TigerTel's board approving or recommending a transaction which it determines is superior to the AT&T Canada transaction.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1 Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and TigerTel, Inc. *
99.2 Lock-Up Agreement dated as of November 28, 1999 by and among AT&T Canada Corp. and Applied Digital Solutions, Inc.


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*        To be filed by amendment.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APPLIED DIGITAL SOLUTIONS, INC.
                                        (Registrant)


Date:  December 13, 1999                  /S/ David A. Loppert
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                                              David A. Loppert
                                               Vice President